Exhibit 99.2
1 Trademark of Trinseo PLC or its affiliates Third Quarter 2024 Financial Results & Fourth Quarter Outlook November 6, 2024

2 Introductions & Disclosure Rules Introductions • Frank Bozich, President & CEO • David Stasse, Executive Vice President & CFO • Bee van Kessel, Senior Vice President, Corporate Finance & Investor Relations Disclosure Rules This presentation may contain forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, forecasts, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward-looking statements may be identified by the use of words like “expect,” “anticipate,” “believe,” “intend,” “forecast,” “outlook,” “will,” “may,” “might,” “see,” “tend,” “assume,” “potential,” “likely,” “target,” “plan,” “contemplate,” “seek,” “attempt,” “should,” “could,” “would” or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on our current expectations and assumptions regarding our business, the economy, our current indebtedness, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause future results to differ from those expressed by the forward-looking statements include, but are not limited to, our ability to successfully implement proposed restructuring initiatives, including the closure of certain plants and product lines, and to successfully generate cost savings through restructuring and cost reduction initiatives; our ability to successfully execute our business and transformation strategy; the timing of, and our ability to complete, the sale of our interest in Americas Styrenics; increased costs or disruption in the supply of raw materials; deterioration of our credit profile limiting our access to commercial credit; increased energy costs; compliance with laws and regulations impacting our business; any disruptions in production at our chemical manufacturing facilities, including those resulting from accidental spills or discharges; conditions in the global economy and capital markets; our current and future levels of indebtedness and ability to service our debt; our ability to meet the covenants under our existing indebtedness; our ability to generate cash flows from operations and achieve our forecasted cash flows; and those discussed in our Annual Report on Form 10-K, under Part I, Item 1A —"Risk Factors" and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, our actual results, performance or achievements may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. This presentation contains financial measures that are not in accordance with generally accepted accounting principles in the US (“GAAP”) including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow. We believe these measures provide relevant and meaningful information to investors and lenders about the ongoing operating results and liquidity position of the Company. Such measures when referenced herein should not be viewed as an alternative to GAAP measures of performance or liquidity, as applicable. We have provided a reconciliation of these measures to the most comparable GAAP metric alongside of the respective measure or otherwise in the Appendix section and in the accompanying press release.

3 Summary Q3 2024 Results • Net loss of $87 million and EPS of negative $2.47; included pre-tax restructuring and other charges of $26 million related to recently announced restructuring initiatives • Adjusted EBITDA* of $66 million, including a $3 million favorable impact from net timing, was $25 million higher than prior year * See Appendix for a reconciliation of non-GAAP measures Cash Generation & Liquidity • Q3 cash provided by operations of $9 million led to Free Cash Flow* of negative $3 million, which included a $16 million decrease in trade working capital • Q3 ending cash of $167 million, of which $2 million is restricted, with $177 million of additional available liquidity under two committed financing facilities • Q3 cash benefit of $12 million from election of the payment-in-kind option Q4 2024 Outlook • Net loss of $81 million to $71 million • Adjusted EBITDA* of $40 million to $50 million • Sequentially lower profitability driven by year-end seasonality, with cash flow expected to turn positive due to seasonal working capital improvements Key Initiatives • Announced restructuring initiatives focused on the consolidation of business management and support function roles, which are expected to result in cost savings of $25 million in 2025 and full run rate savings of $30 million by the end of 2026 • Announced decision to exit virgin polycarbonate production at the Stade, Germany production facility • Sales of recycled-content-containing products increased 57% year-to-date

4 Europe $406 U.S. $255 Asia-Pacific $176 Rest of World $31 Q3 2024 Sales and Volume Summary Net sales in $millions Volume variances exclude styrene-related sales Europe • Lower year-over-year volumes from Polystyrene portfolio optimization to increase profitability and decrease working capital, along with weak demand in building and construction and appliances U.S. • Higher year-over-year volumes driven by Copolymers due to prior year destocking, and higher graphical paper and CASE in Latex Binders Asia • Lower year-over-year volumes from Polystyrene portfolio optimization, along with weak home appliances demand • Lower volumes in Latex Binders due to weak domestic demand in China • Higher volumes in Engineered Materials driven by strength in consumer electronics applications Net Sales Global $868 Sales Volume YoY: (8%) Sales Volume YoY: (7%) Sales Volume YoY: (22%) Sales Volume YoY: +16%

5 Trinseo Q3 2024 Financial Results $868 ($87) $879 ($38) Net Sales Net Income Net Sales & Net Income ($MM) Q3'24 Q3'23 ($2.47) ($1.62) ($1.09) ($1.03) Diluted EPS Adj EPS* EPS ($) Q3'24 Q3'23 $66 $41 Q3'24 Q3'23 Adjusted EBITDA* ($MM) Vol Price FX Total (8%) 7% (0%) (1%) Net Sales • Significant year-over-year Adjusted EBITDA improvement driven by restructuring actions, lower natural gas hedge losses, continued moderation of European input costs and a favorable net timing variance • This was partially offset by lower equity affiliate income at Americas Styrenics driven by a $10 million negative impact from unplanned outages during the quarter * See Appendix for a reconciliation of non-GAAP measures

6 Engineered Materials • Year-over-year volume increase driven by higher sales of compounds for consumer electronics applications, which improved 36% versus prior year • Adjusted EBITDA was $20 million above prior year due to higher sales, moderating input costs, and a favorable timing variance $207 $186 Q3'24 Q3'23 Net Sales ($MM) Vol Price FX Total 6% 6% (0%) 12% $25 $5 Q3'24 Q3'23 Adjusted EBITDA ($MM) 49 47 Q3'24 Q3'23 Volume (kt)

7 • Year-over-year volume decline from Asia and Europe paper and carpet applications due to weak demand; regional and application mix improved, in line with our strategy • Adjusted EBITDA was $8 million above prior year due to higher margin from the exit of styrene production in Terneuzen as well as a favorable net timing variance • Sales volumes to CASE applications increased 6% year-over-year and accounted for 12% of total segment volumes for the second consecutive quarter Latex Binders $242 $224 Q3'24 Q3'23 Net Sales ($MM) $26 $18 Q3'24 Q3'23 Adjusted EBITDA ($MM) 106 112 Q3'24 Q3'23 Volume* (kt) Vol Price FX Total (4%) 12% (0%) 8% *Volumes exclude styrene-related sales

8 Plastics Solutions • Adjusted EBITDA was $11 million above prior year due to higher margin from the exit of styrene production in Terneuzen and higher fixed cost absorption related to building inventory ahead of the Stade polycarbonate closure • Fixed cost absorption expected to reverse in the fourth quarter $268 $259 Q3'24 Q3'23 Net Sales ($MM) $28 $17 Q3'24 Q3'23 Adjusted EBITDA ($MM) 102 100 Q3'24 Q3'23 Volume* (kt) Vol Price FX Total (1%) 4% (0%) 3% *Volumes exclude styrene-related sales

9 Polystyrene • Lower year-over-year volumes due to an intentional reduction of low-margin sales to optimize plant operations and sales mix, along with weak demand in building and construction and appliances • Adjusted EBITDA was $5 million above prior year due to higher margins and lower fixed costs from the exit of styrene production in Terneuzen • 88% year-to-date increase in sales volume of recycled-content-containing polystyrene with a significant margin premium $151 $210 Q3'24 Q3'23 Net Sales ($MM) $4 ($1) Q3'24 Q3'23 Adjusted EBITDA ($MM) 90 118 Q3'24 Q3'23 Volume* (kt) Vol Price FX Total (35%) 7% (0%) (28%) *Volumes exclude styrene-related sales

10 $115 $1,794 $447 2024 2025 Senior Notes 2026 2027 2028 Term Loans 2029 Senior Notes $167 $75 $102 Debt and Liquidity Overview (as of September 30, 2024) Debt Maturity Schedule ($millions) May April Cash and Borrowing Facilities ($millions)* Revolving Credit Facility AR Securitization Cash** $344MM Combined Cash and Availability under Committed Facilities *2026 Revolving Credit Facility available funds of $102.0 million (net of $10.3 million outstanding letters of credit), as well as the Accounts Receivable Securitization Facility with borrowing capacity of $75 million. **Included restricted cash of $2.3 million September

11 (In $millions) Full Year 2024 Adjusted EBITDA* 218 - 228 Capital Expenditures (65) Cash Interest (200) Cash Taxes (20) Restructuring Cost (45) Turnarounds (10) Working Capital / Other ~40 Free Cash Flow* ~(80) 2024 Profitability and Cash Generation Outlook FY net loss of $312 million to $302 million and Adjusted EBITDA* of $218 million to $228 million Q4 net loss of $81 million to $71 million and Adjusted EBITDA* of $40 million to $50 million • Sequentially lower profitability due to year-end seasonality • Fixed cost absorption benefit in Q3 related to Stade polycarbonate closure expected to reverse in Q4 FY cash used in operations of approximately $15 million resulting in Free Cash Flow* of approximately negative $80 million • Q4 Free Cash Flow* of approximately $60 million; sequentially higher due to seasonal working capital improvements * See Appendix for a reconciliation of non-GAAP measures

12 Appendix

Segment Information

TRINSEO

(in $millions, unless noted)	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23	Q1'24	Q2'24	Q3'24	2022	2023
Engineered Materials	60	60	50	41	46	50	47	51	50	60	49	212	194
Latex Binders	132	138	132	117	112	117	112	106	119	111	106	520	447
Plastics Solutions	134	120	100	102	109	105	100	96	108	102	102	457	409
Polystyrene	165	141	124	134	129	122	118	107	124	101	90	564	475
Trade Volume* (kt)	**493**	**460**	**407**	**394**	**396**	**393**	**377**	**359**	**402**	**374**	**347**	**1,753**	**1,525**
Engineered Materials	295	301	243	205	206	206	186	190	189	230	207	1,044	789
Latex Binders	309	360	343	255	249	255	224	215	241	252	242	1,267	943
Plastics Solutions	418	380	305	278	300	282	259	240	266	263	268	1,382	1,081
Polystyrene	364	384	287	237	241	220	210	192	208	175	151	1,272	863
Net Sales	**1,387**	**1,426**	**1,178**	**975**	**996**	**963**	**879**	**837**	**904**	**920**	**868**	**4,966**	**3,675**
Engineered Materials	35	34	8	(5)	(12)	12	5	(0)	4	25	25	72	5
Latex Binders	31	32	14	16	24	23	18	18	26	26	26	93	83
Plastics Solutions	71	49	(32)	(12)	24	24	17	16	23	16	28	76	81
Polystyrene	45	32	(25)	4	9	2	(1)	0	13	7	4	56	10
Americas Styrenics	22	39	23	18	18	13	19	13	6	16	4	102	62
Corporate	(27)	(21)	(24)	(16)	(26)	(17)	(17)	(27)	(26)	(23)	(20)	(88)	(87)
Adjusted EBITDA**	**178**	**164**	**(37)**	**6**	**36**	**57**	**41**	**20**	**45**	**67**	**66**	**312**	**154**
Adj EBITDA Variance Analysis													
Net Timing** Impacts - Fav/(Unfav)													
Engineered Materials	(0)	0	(1)	(3)	(7)	(9)	(6)	5	(7)	2	1	(3)	(17)
Latex Binders	6	1	1	(3)	1	(1)	(1)	0	2	(1)	1	5	(1)
Plastics Solutions	15	14	(8)	(4)	(1)	(2)	0	1	9	(7)	0	17	(1)
Polystyrene	10	17	(16)	(9)	5	(4)	3	(5)	9	(4)	1	2	(1)
Net Timing* Impacts - Fav/(Unfav)**	**32**	**33**	**(24)**	**(19)**	**(2)**	**(16)**	**(4)**	**1**	**13**	**(10)**	**3**	**21**	**(20)**

*Trade volume excludes styrene-related sales

**See this Appendix for a reconciliation of non-GAAP measures

***Net Timing is the difference between Raw Material Timing and Price Lag. Raw Material Timing represents the timing of raw material cost changes flowing through cost of goods sold versus current pricing. Price Lag represents the difference in revenue between the current contractual price and the current period price.

13

Segment Information – Excluding Feedstocks Recast

TRINSEO

(in $millions, unless noted)	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23	Q1'24	Q2'24	Q3'24	2022	2023
Engineered Materials	60	60	50	41	46	50	47	51	50	60	49	212	194
Latex Binders	132	138	132	117	112	117	112	106	119	111	106	520	447
Plastics Solutions	134	120	100	102	109	105	100	96	108	102	102	457	409
Polystyrene	165	141	124	134	129	122	118	107	124	101	90	564	475
Trade Volume* (kt)	**493**	**460**	**407**	**394**	**396**	**393**	**377**	**359**	**402**	**374**	**347**	**1,753**	**1,525**
Engineered Materials	295	301	243	205	206	206	186	190	189	230	207	1,044	789
Latex Binders	307	354	341	255	248	254	222	215	241	252	242	1,256	939
Plastics Solutions	396	362	293	271	290	272	246	231	266	263	268	1,323	1,038
Polystyrene	318	312	248	216	209	193	175	166	208	175	151	1,093	743
Feedstocks	70	97	53	28	43	37	50	35	-	-	-	249	166
Net Sales	**1,387**	**1,426**	**1,178**	**975**	**996**	**963**	**879**	**837**	**904**	**920**	**868**	**4,966**	**3,675**
Engineered Materials	35	34	8	(5)	(12)	12	5	(0)	4	25	25	72	5
Latex Binders	30	29	31	20	26	25	23	19	26	26	26	111	93
Plastics Solutions	69	46	(15)	(9)	26	25	22	16	23	16	28	91	89
Polystyrene	45	23	19	12	16	6	9	2	13	7	4	99	33
Feedstocks	4	14	(78)	(16)	(11)	(7)	(19)	(4)	-	-	-	(75)	(41)
Americas Styrenics	22	39	23	18	18	13	19	13	6	16	4	102	62
Corporate	(27)	(21)	(24)	(16)	(26)	(17)	(17)	(27)	(26)	(23)	(20)	(88)	(87)
Adjusted EBITDA**	**178**	**164**	**(37)**	**6**	**36**	**57**	**41**	**20**	**45**	**67**	**66**	**312**	**154**
Adj EBITDA Variance Analysis													
Net Timing** Impacts - Fav/(Unfav)													
Engineered Materials	(0)	0	(1)	(3)	(7)	(9)	(6)	5	(7)	2	1	(3)	(17)
Latex Binders	3	(3)	7	(1)	(0)	(0)	(2)	1	2	(1)	1	6	(1)
Plastics Solutions	11	10	(1)	(2)	(2)	(1)	(1)	2	9	(7)	0	17	(2)
Polystyrene	5	7	(6)	(4)	1	(2)	2	(3)	9	(4)	1	1	(1)
Feedstocks	13	19	(23)	(8)	6	(4)	4	(4)	-	-	-	1	1
Net Timing* Impacts - Fav/(Unfav)**	**32**	**33**	**(24)**	**(19)**	**(2)**	**(16)**	**(4)**	**1**	**13**	**(10)**	**3**	**21**	**(20)**

*Trade volume excludes styrene-related sales

**See this Appendix for a reconciliation of non-GAAP measures

***Net Timing is the difference between Raw Material Timing and Price Lag. Raw Material Timing represents the timing of raw material cost changes flowing through cost of goods sold versus current pricing. Price Lag represents the difference in revenue between the current contractual price and the current period price.

14

US GAAP to Non-GAAP Reconciliation

TRINSEO

(in $millions, unless noted)	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23	Q1'24	Q2'24	Q3'24	2022	2023
Net Income (Loss)	16.7	37.4	(119.8)	(365.3)	(48.9)	(349.0)	(38.4)	(265.0)	(75.5)	(67.8)	(87.3)	(430.9)	(701.3)
Net Income (Loss) from discontinued operations	(0.4)	0.3	(1.9)	(1.0)	-	-	-	-	-	-	-	(2.9)	0.0
Net Income (Loss) from continuing operations	17.1	37.1	(117.9)	(364.3)	(48.9)	(349.0)	(38.4)	(265.0)	(75.5)	(67.8)	(87.3)	(428.0)	(701.3)
Interest expense, net	21.9	25.4	30.4	35.3	38.3	40.2	46.6	63.3	63.0	64.7	72.3	112.9	188.4
Provision for (benefit from) income taxes	22.6	30.8	(12.1)	(83.0)	(16.7)	(25.1)	(17.7)	127.9	5.4	20.3	3.4	(41.6)	68.4
Depreciation and amortization	53.0	48.1	45.9	89.8	56.0	52.5	38.2	74.4	45.0	46.6	48.3	236.9	221.2
EBITDA	114.6	141.4	(53.7)	(322.2)	28.7	(281.4)	28.7	0.6	37.9	63.8	36.7	(119.8)	(223.3)
Other items	23.4	22.1	14.8	11.0	3.6	2.6	7.2	8.0	1.3	2.5	0.9	71.2	21.4
Restructuring and other charges	0.4	(1.5)	-	17.0	3.7	1.5	13.8	12.5	9.4	4.0	28.5	15.9	31.5
Net gain on disposition of businesses and assets	(0.3)	(1.5)	-	-	-	(16.3)	(9.3)	0.0	(3.6)	(3.5)	-	(1.8)	(25.6)
Acquisition transaction and integration net costs	3.2	2.7	0.4	0.4	-	0.1	-	(1.5)	-	-	-	6.6	(1.4)
Acquisition purchase price hedge loss (gain)	-	-	-	-	-	-	-	-	-	-	-	-	-
European Commission request for information	35.6	-	-	0.6	-	-	-	-	-	-	-	36.2	-
Goodwill impairment charges	-	-	-	297.1	-	349.0	-	-	-	-	-	297.1	349.0
Asset impairment charges or write-offs	0.7	1.3	1.9	2.4	0.3	1.3	0.5	0.6	-	-	-	6.3	2.7
Adjusted EBITDA	177.6	164.5	(36.6)	6.3	36.3	56.8	40.9	20.2	45.0	66.8	66.1	311.7	154.3
Adjusted EBITDA to Adjusted Net Income													
Adjusted EBITDA	177.6	164.5	(36.6)	6.3	36.3	56.8	40.9	20.2	45.0	66.8	66.1	311.7	154.3
Interest expense, net	21.9	25.4	30.4	35.3	38.3	40.2	46.6	63.3	63.0	64.7	72.3	112.9	188.4
Provision for (benefit from) income taxes - Adjusted	25.6	25.7	(9.6)	(18.8)	(20.0)	34.8	(18.6)	12.1	4.2	5.9	3.5	22.8	8.3
Depreciation and amortization - Adjusted	50.9	47.2	45.1	49.9	53.3	49.5	49.2	50.0	46.3	47.9	47.8	193.1	202.0
Adjusted Net Income (Loss)	79.3	66.2	(102.5)	(60.1)	(35.3)	(67.7)	(36.3)	(105.2)	(68.5)	(51.7)	(57.5)	(17.1)	(244.4)
Wtd Avg Shares - Diluted (000)	*38,139*	*36,996*	*35,176*	*34,974*	*35,032*	*35,153*	*35,191*	*35,200*	*35,250*	*35,307*	*35,360*	*35,941*	*35,274*
Adjusted EPS - Diluted ($)	*2.08*	*1.79*	*(2.91)*	*(1.72)*	*(1.01)*	*(1.92)*	*(1.03)*	*(2.99)*	*(1.94)*	*(1.46)*	*(1.62)*	*(0.48)*	*(6.93)*
Adjustments by Statement of Operations Caption													
Loss on extinguishment of long-term debt	-	-	-	-	-	-	-	-	-	-	*0.6*	*0.0*	*0.0*
Cost of sales	-	-	-	-	-	*1.2*	*0.4*	*5.5*	-	-	-	*0.0*	*7.1*
SG&A	*27.0*	*22.9*	*16.0*	*28.4*	*7.3*	*(12.1)*	*15.4*	*13.5*	*7.1*	*6.5*	*29.6*	*94.3*	*24.1*
Impairment and other charges	*36.3*	*1.3*	*1.9*	*300.1*	*0.3*	*349.1*	-	*0.6*	-	-	-	*339.6*	*350.0*
Acquisition purchase price hedge (gain) loss	-	-	-	-	-	-	-	-	-	-	-	*0.0*	*0.0*
Other expense (income), net	*(0.3)*	*(1.1)*	*(0.8)*	-	-	-	*(3.6)*	-	-	*(3.5)*	*(0.8)*	*(2.2)*	*(3.6)*
Total EBITDA Adjustments	*63.0*	*23.1*	*17.1*	*328.5*	*7.6*	*338.2*	*12.2*	*19.6*	*7.1*	*3.0*	*29.4*	*431.7*	*377.6*
Free Cash Flow Reconciliation													
Cash provided by (used in) operating activities	(5.0)	(83.0)	97.6	33.9	45.4	56.5	29.3	17.5	(66.2)	(41.9)	8.8	43.5	148.7
Capital expenditures	(24.8)	(31.5)	(38.5)	(54.2)	(21.8)	(13.8)	(13.5)	(20.6)	(15.7)	(14.2)	(12.2)	(149.0)	(69.7)
Free Cash Flow	(29.8)	(114.5)	59.1	(20.3)	23.6	42.7	15.8	(3.1)	(81.9)	(56.1)	(3.4)	(105.5)	79.0

NOTE: For definitions of non-GAAP measures as well as descriptions of current period reconciling items from Net Income to Adjusted EBITDA and to Adjusted Net Income, refer to the accompanying press release furnished as Exhibit 99.1 to our Form 8-K dated November 6, 2024. Totals may not sum due to rounding.

15

16 Quarter Ended Year Ended (In $millions, unless noted) Dec 31, 2024 Dec 31, 2024 Adjusted EBITDA 40 - 50 218 - 228 Interest expense, net 68 268 Provision for income taxes 5 34 Depreciation and amortization 48 188 Reconciling items to Adjusted EBITDA(1) 0 40 Net Income (loss) (81) - (71) (312) - (302) Reconciling items to Adjusted Net Income (Loss) (1) 0 (53) Adjusted Net Income (Loss) (81) - (71) (259) - (249) Weighted avg shares - diluted (MM) 35.3 35.3 EPS - diluted ($) (2.29) - (2.01) (8.82) - (8.54) Adjusted EPS ($) (2.29) - (2.01) (7.31) - (7.03) Quarter Ended Year Ended Dec 31, 2024 Dec 31, 2024 Cash from Operations 83 (15) Capital Expenditures (23) (65) Free Cash Flow 60 (80) US GAAP to Non-GAAP Reconciliation Profitability Outlook (1) Reconciling items to Adjusted EBITDA and Adjusted Net Income (Loss) are not typically forecasted by the Company based on their nature as being primarily driven by transactions that are not part of the core operations of the business and, as a result, cannot be estimated without unreasonable cost or uncertainty. For potential reconciling items to Adjusted EBITDA and Adjusted Net Income (Loss) during 2024 are not reflected. NOTE: For definitions of non-GAAP measures as well as descriptions of current period reconciling items from Net Income (Loss) to Adjusted EBITDA and to Adjusted Net Income (Loss), refer to the accompanying press release furnished as Exhibit 99.1 to our Form 8-K dated November 6, 2024. Totals may not sum due to rounding. Cash Outlook